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                                                                    Exhibit 21.1

                 Subsidiaries of Internet Capital Group, Inc.
                 --------------------------------------------

Name                                             Jurisdiction of Incorporation
----                                             -----------------------------

Internet Capital Group Operations, Inc.          Delaware
Arbinet
Benchmarking Partners, Inc.
BidCom
Blackboard, Inc.
Breakaway Solutions, Inc.
Clear Commerce Corporation
Collabria, Inc.
CommerX Inc.
ComputerJobs.com, Inc.
Context Integration, Inc.
Deja.com, Inc.
e-Chemicals, Inc.
Entegrity Solutions
Internet Commerce Systems, Inc.
The Linkshare Corporation
MessageQuest, Inc.
ONVIA.com, Inc.
PrivaSeek, Inc.
Plansponsor Exchange
RapidAutoNet Corporation
SageMaker, Inc.
ServiceSoft Technologies, Inc.
Sky Alland Marketing, Inc.
SMART Technologies, Inc.
Syncra Software, Inc.
Universal Access, Inc.
US Interactive, Inc.
VerticalNet, Inc.                                Pennsylvania
Vivant! Corporation

        Unless otherwise provided, each of the subsidiaries named above do business under the same name.